Exhibit 10.8

English Summary of the Second Amendment dated September 11, 2015 (the “Second Amendment”) by and between Foncière Medicale N°1 (the “Lessor”) and Talend S.A. (the “Tenant”), amending the Lease Agreement dated February 7, 2014 (hereinafter the “Original Lease”) and the Amendment, dated April 14, 2014, to the Original Lease (the “First Amendment”). The parties hereby agree to the following amendments:

a.                  Expansion of the leased premises

In addition to the premises as referred to in the Original Lease and First Amendment, Tenant rents as from September 15, 2015 the following additional lots:

•                  Commercial activities: lot n°11 on the first floor of the building A

•                  ten underground parking spaces

•                  An underground storeroom (lot n°304)

•                  Parking space n°58 in exchange for parking space n°49

b.                  Rent and security deposit adjustment

Annual rent is increased up to €359,476.51, VAT and charges excluded, as from September 15, 2015.

As a consequence, security deposit is increased correlatively to €89,869.13.

c.                   Rent-free period

Tenant shall benefit from a three-month rent-free period in order to take into account arrangements to the premises.

All other clauses and provisions of the Original Lease and First Amendment remain unchanged.